Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe such information is inaccurate.

April 25, 2018

ANTHION MANAGEMENT, LLC

/s/ David Moradi
By: David Moradi
Title: Managing Member

ANTHION PARTNERS II LLC

By: Anthion Management, LLC, its manager

/s/ David Moradi
By: David Moradi
Title: Managing Member

DAVID MORADI

/s/ David Moradi
David Moradi